CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the use of our name as auditing firm in the Annual Report filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 for the fiscal year ended September 30, 1996 by CDX Corporation on Form 10-KSB.

CAYER, PRESCOTT, CLUNE & CHATELLIER, LLP

/S/ Cayer, Prescott, Clune & Chatellier, LLP

January 10, 1997
Providence, Rhode Island